Exhibit 77Q3

Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2009

Sub-Item 77Q3(a):

The following subcustodians are in addition to those reported on Form N-SAR,
Item 15, because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15. Listed by country, city, subcustodian and type:

Uganda, Kampala, Barclays Bank of Uganda Limited, Foreign Custodian
Rule 17f-5
Ghana, Accra, Barclays Bank of Ghana Limited, Foreign Custodian Rule 17f-5
Mali, Abidjan, Societe Generale de Banques en Cote d'Ivoire, Foreign
Custodian Rule 17f-5
Niger, Abidjan, Societe Generale de Banques en Cote d'Ivoire, Foreign
Custodian Rule 17f-5
Nigeria, Lagos, Stanbic IBTC Bank Plc, Foreign Custodian Rule 17f-5
Malta, Valletta, The Hongkong and Shanghai Banking Corporation Limited,
Foreign Custodian Rule 17f-5
Swaziland, Mbabane, Standard Bank Swaziland Limited, Foreign Custodian Rule
17f-5
Kuwait, Kuwait, HSBC Bank Middle East Limited, Foreign Custodian Rule 17f-5 Saudi Arabia, Riyadh, Saudi British Bank, Foreign Custodian Rule 17f-5 Switzerland, Zurich, Credit Suisse, Foreign Custodian Rule 17f-5
Bulgaria, Sofia, UniCredit Bulbank AD, Foreign Custodian Rule 17f-5
Croatia, Zagreb, Zagrebacka Banka d.d., Foreign Custodian Rule 17f-5
Czech Republic, Prague, UniCredit Bank Czech Republic a.s., Foreign Custodian Rule 17f-5
Ireland, Dublin, HSBC Bank Plc., Foreign Custodian Rule 17f-5
Republic of Korea, Seoul, Standard Chartered First Bank (Korea) Limited, Foreign Custodian Rule 17f-5
Portugal, Porto Salvo, BNP Paribas Securities Services, S.A, Foreign Custodian Rule 17f-5
Romania, Bucharest, UniCredit Tiriac Bank S.A., Foreign Custodian Rule 17f-5 Slovak Republic, Bratislava, UniCredit Bank Slovakia a.s., Foreign Custodian Rule 17f-5
Turkey, Istanbul, HSBC Bank A.S., Foreign Custodian Rule 17f-5
United Kingdom, London, HSBC Bank Plc, Foreign Custodian Rule 17f-5